SUBITEM 77E  LEGAL
PROCEEDINGS
LEGAL PROCEEDINGS
Since October 2003
Federated and related
entities collectively
Federated and various
Federated funds Funds
have been named as
defendants in several
class action lawsuits
now pending in the United
States District Court for the
District of Maryland
The lawsuits were purportedly
filed on behalf of people who
purchased owned and/or
redeemed
shares of Federatedsponsored
mutual funds during specified
periods beginning November
1 1998 The suits are
generally similar in alleging
that Federated engaged in
illegal and improper trading
practices including market
timing
and late trading in concert
with certain institutional
traders which allegedly
caused financial injury to
the mutual fund
shareholders These lawsuits
began to be filed shortly
after Federateds first
public announcement that
it had received
requests for information
on shareholder trading
activities in the Funds
 from the SEC the Office
 of the New York State
Attorney General NYAG
and other authorities
In that regard on
November 28 2005
Federated announced
that it
had reached final
settlements with the
 SEC and the NYAG
with respect to
those matters
Specifically the SEC and
NYAG settled
proceedings against
 three Federated
subsidiaries
involving undisclosed
market timing arrangements
and
late trading The SEC
made findings that
 Federated Investment
 Management Company
FIMC an SECregistered
investment adviser
to various Funds and
Federated Securities
Corp an SECregistered
brokerdealer and distributor
for the Funds violated
provisions of the
Investment Advisers Act
 and Investment Company
Act by approving but not
disclosing three market
timing arrangements or
the associated conflict
of interest between
 FIMC and the funds
involved in the
arrangements either
to other fund shareholders
or to the funds board
and that Federated
Shareholder
Services Company formerly
 an SECregistered transfer
agent failed to prevent a
customer and a Federated
employee
from late trading in
violation of provisions
of the Investment Company
Act The NYAG found that
such conduct
violated provisions of
New York State law
Federated entered into
the
 settlements without
admitting or denying the
regulators findings As
Federated previously
reported in 2004 it has
already paid approximately
80 million to certain
funds as determined by an
independent consultant As
part of these settlements
Federated agreed to pay
disgorgement
and a civil money penalty
in the aggregate amount of
 an additional $72 million
and among other things agreed
that it
would not serve as investment
adviser to any registered
investment company unless
i at least 75% of the funds
directors are independent
of Federated ii the chairman
of each such fund is
independent
of Federated iii no
 action
may be taken by the
funds board or any
committee thereof unless
approved by a majority of
 the independent trustees
of
the fund or committee
respectively and iv the
 fund appoints a senior
officer who reports to
the independent trustees
and is responsible for
monitoring compliance
by the fund with
applicable laws and
fiduciary duties and
for managing the
process by which
management fees charged
to a fund are approved
The settlements are
described in Federateds
announcement which along
with previous press
releases and related
communications on those
matters is available in
the About Us section
of Federateds website
at FederatedInvestorscom
Federated and various
Funds have also been
 named as defendants in
several additional lawsuits
 the majority of which
are now pending in the
 United States District
Court for the Western
District of Pennsylvania
alleging among other
things excessive advisory
and Rule 12b1 fees
The board of the Funds
 has retained the law
firm of Dickstein Shapiro
 LLP to represent the Funds
in these lawsuits
Federated and the Funds and
their respective counsel
are reviewing the allegations
 and intend to defend this
litigation
Additional lawsuits based
upon similar allegations
may be filed in the future
The potential impact of these
 lawsuits all
of which seek unquantified
damages attorneys fees and
 expenses and future potential
 similar suits is uncertain
Although we do not believe
that these lawsuits will
have a material adverse
effect on the Funds there
can be no
assurance that these suits
ongoing adverse publicity
andor other developments
resulting from the regulatory
investigations will not
 result in increased Fund
redemptions reduced sales
of Fund shares or other adverse
consequences for the Funds